Exhibit 5.1

City of Buenos Aires, June 14, 2017

Banco Macro S.A.
Sarmiento 447
Buenos Aires-C104AAI
Argentina

Ladies and Gentlemen:

We have acted as legal advisers of Banco Macro S.A. (the “Bank”), a financial institution organized as a corporation under the laws of the Republic of Argentina (“Argentina”), in connection with the offer and sale by the Bank of 85,100,000 Class B ordinary shares, par value Ps.1.00 per share (the “Shares”), which may be represented by American depositary shares (together with the Shares, the “Securities”) in accordance with the underwriting agreement dated as of June 12, 2017 (the “Underwriting Agreement”) entered into among the Bank and the underwriters named therein.

Terms not defined herein shall have the meaning ascribed to them in the Bank’s Registration Statement on Form F-3 (File No. 333-218279), filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2017 (as amended, the “Registration Statement”).

In such capacity, we have examined and/or relied upon such documents as we have considered necessary for the purpose of giving this opinion, including copies of the following documents:

(i)	a copy of the Registration Statement;

(ii)	the base prospectus dated May 26, 2017 contained in the Registration Statement, as supplemented by the prospectus supplement relating to the Securities dated May 26, 2017 (together with the documents incorporated by reference therein, the “Prospectus Supplement”);

(iii)	the executed Underwriting Agreement; and

(iv)	such other documents, stock transfer books and registers, corporate records and certificates of officers of the Bank as we may have deemed necessary for the purpose of this opinion.

In giving this opinion we have assumed that:

(i)	all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

(ii)	the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

(iii)	all documents submitted to us as originals are authentic; and

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(iv)	that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Bank).

We have not made any investigation of the laws of any jurisdiction outside Argentina and this opinion is given solely in respect of the laws of Argentina, as of the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

As to factual matters, we have relied upon the representations and warranties made in the Underwriting Agreement by the Bank and on certificates, documents and oral or written information of the Bank provided to us by officers of the Bank on behalf of the Bank.

Based on the above assumptions, we are of the opinion that the Class B common shares to be sold by the Bank are duly and validly authorized and, when legally issued and fully paid for pursuant to the terms of the Underwriting Agreement, will be non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into the Registration Statement and to the reference to us under the captions “Legal Matters” and “Enforceability of Certain Civil Liabilities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933 (the “Securities Act”), the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K promulgated under the Securities Act.

 Very truly yours,

/s/ José M. Bazán

José M. Bazán
Partner
Bruchou, Fernández Madero & Lombardi

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